Exhibit 10.43

debt settlement agreement

THIS DEBT SETTLEMENT AGREEMENT (this “Agreement”) dated as of June 5, 2025 among Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada (together with its successors and assigns, the “Borrower”), Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho (together with its successor and assigns, the “Guarantor” and, together with the Borrower, the “Obligors”), [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.] and [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.] (each, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”), and [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.], as agent for the Lenders (together with its successors and assigns, the “Agent” and, collectively with the Lenders, the “Sprott Lender Parties”).

WHEREAS:

A.	the Obligors and the Sprott Lender Parties entered into a loan agreement dated as of June 23, 2023 (as amended prior to the date hereof, the “Existing Loan Agreement”) pursuant to which, among other things, the Lenders made available to the Borrower a term loan facility in the maximum principal amount of US$21 million;

B.	pursuant to the Existing Loan Agreement, the Guarantor, as owner of the Bunker Hill Mine, issued to [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.] as royalty holder (the “Royalty Holder”), an additional royalty (“Royalty 2”) pursuant to an additional royalty agreement (as amended, “Royalty Agreement No. 2”) dated as of December 12, 2024 between the Obligors and the Royalty Holder, whereby the Primary Claims Percentage (as defined in Royalty Agreement No. 2) and the Secondary Claims Percentage (as defined in Royalty Agreement No. 2) of Royalty 2 increased based on the principal amount of the advances made under the Existing Loan Agreement;

C.	pursuant to the Existing Loan Agreement, the Guarantor, as owner of the Bunker Hill Mine, is entitled to an option to reduce the Primary Claims Percentage of Royalty 2 by 0.25% and the Secondary Claims Percentage of Royalty 2 by 0.175% upon payment of US$5 million to the Royalty Holder (the “Buy Back Option”);

D.	Pending the completion of the Recapitalization Transactions (defined below), the Lenders agreed to temporarily defer (the “Deferral”) the increase in the Primary Claim Percentages and Secondary Claim Percentages of Royalty 2 to which they were entitled under Royalty Agreement No. 2 upon the advance of the fourth advance under the Existing Loan Agreement in the principal amount of US$6 million;

E.	concurrently with the execution and delivery of this Agreement, the Obligors, the Sprott Lender Parties and certain other parties have entered into a recapitalization agreement dated the date hereof (the “Recapitalization Agreement”) pursuant to which the parties thereto agreed to enter into the Recapitalization Transactions (as defined in the Recapitalization Agreement), including, among other things, to, (i) amend and restate the Existing Loan Agreement (as may be further amended, restated, supplemented, modified or replacement from time to time, the “A&R Loan Agreement”) to reduce the outstanding principal amount owing under the Existing Loan Agreement from US$21 million (the “Outstanding Debt”) to US$15 million, and (ii) permanently effect the Deferral of the increase in Primary Claims Percentage of Royalty 2 and make certain amendments to prepayment terms in consideration for: (x) the Sprott Tranche I Shares (as defined below); (y) the elimination of the Buy Back Option; and (z) increase in the Secondary Claims Percentage of Royalty 2; and

F.	in connection with the Recapitalization Transactions and in consideration of (i) the satisfaction of the aggregate principal amount of US$6 million, together with all accrued and unpaid interest thereon (the “Settled Amount”), of the Outstanding Debt, (ii) the elimination of the Buy Back Option, and (iii) increase in the Secondary Claims Percentage of Royalty 2, the Company wishes to issue to the Lenders, and the Lenders, wish to accept in full and complete settlement and satisfaction of the Settled Amount, the Sprott Tranche I Shares (as defined below) in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the settlement of the Settled Amount, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Debt Settlement. The Borrower hereby agrees to issue an aggregate of 59,047,619 shares of common stock of the Company (the “Sprott Tranche I Shares”) to the Lenders, and the Lenders hereby agree to accept the Sprott Tranche I Shares at a deemed price of US$0.105 per Sprott Tranche I Share in full and complete settlement and satisfaction of the Settled Amount, in accordance with the registration details set out in Schedule “A” attached hereto.

2. Repayment. The Sprott Lender Parties agree that upon the issuance of the Sprott Tranche I Shares as contemplated herein, the Settled Amount will have been repaid in full.

3. Hold Period. The Lenders acknowledge and agree that the Sprott Tranche I Shares will be subject to (a) restrictions on resale and transfer for a period of four (4) months and one (1) day following the date of issuance thereof in accordance with applicable Canadian securities laws and the policies of the TSX Venture Exchange (the “Exchange”) and (b) restrictions on resale and transfer in accordance with applicable U.S. securities laws. The Lenders further acknowledge and agree that the Sprott Tranche I Shares may be subject to additional resale restrictions based upon its jurisdiction of residence and the jurisdiction of residence of any proposed transferee of the Sprott Tranche I Shares, and it is the responsibility of the Lenders to find out what these restrictions are and comply with same before selling, transferring or otherwise disposing of the Sprott Tranche I Shares. The Lenders hereby acknowledge and agree that the certificate or direct registration system advice representing the Sprott Tranche I Shares will bear such legends as is required with respect to any such restrictions on resale and transfer.

4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Sprott Lender Parties on the date hereof that:

(a)	the Borrower is a corporation duly incorporated and validly existing under the laws of Nevada;

(b)	the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Borrower;

(c)	the Borrower is not a party to, bound by, or subject to any agreement, indenture, mortgage, lease, instrument, order, judgment, decree, or any provision of its constating documents, which would be violated, contravened or infringed by the execution and delivery of this Agreement by the Borrower or the performance of its obligations under this Agreement;

(d)	the Sprott Tranche I Shares being issued to the Lenders in accordance with the provisions hereof will have been duly allotted and reserved for issuance and upon issuance and delivery, will be validly issued and outstanding as fully paid and non-assessable securities of the Borrower; and

(e)	no order preventing, ceasing or suspending trading in any securities of the Borrower or prohibiting the issue and sale of securities by the Borrower has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Borrower, are pending, contemplated or threatened.

5. Representations, Warranties, Acknowledgements and Covenants of the Lenders. Each of the Lenders hereby severally, and not jointly, nor jointly and severally, represents, warrants, acknowledges and covenants to the Borrower on the date hereof that such Lender:

(a)	has the requisite capacity, power and authority to execute and deliver this Agreement;

(b)	is an “accredited investor” as that term is defined in National Instrument 45-106 – Prospectus Exemptions;

(c)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, will execute, deliver, file and otherwise assist the Company in filing such reports and other documents as the Company may reasonably request to determine the availability of exemptions from the prospectus requirements with respect to the issue of the Sprott Tranche I Shares;

(d)	agrees that it is solely responsible for obtaining such legal, tax and other advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and acknowledges that it has been afforded sufficient time to do so;

(e)	acknowledges that:

(i)	there are restrictions on the ability to resell the Sprott Tranche I Shares and complying with such restrictions is its responsibility; and

(ii)	the Borrower has advised the Lender that the Borrower is relying on an exemption from the requirements to provide the Lenders with a prospectus and to sell securities through a person registered to sell securities under applicable securities laws and, as a consequence of acquiring the Sprott Tranche I Shares pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Lenders; and

(f)	is an “accredited investor” as that term is defined Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act.

6. Notices. Any notice, direction or other document required or permitted to be given pursuant to this Agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, sent by facsimile transmission, email or personally served upon the appropriate party at the following addresses:

(a)	if to any Sprott Lender Party, addressed to such Sprott Lender Party, at:

[Contact information redacted]

Email: [Redacted]
Attention: [Redacted]

(b)	if to any Obligor, addressed to such Obligor, at:

Bunker Hill Mining Corp.
300-1055 West Hastings Street
Vancouver, British Columbia V6E 2E9

Email: [Redacted]
Attention: Gerbrand van Heerden, Chief Financial Officer & Corporate Secretary

7. Amendments. The parties agree that no amendment to this Agreement shall be binding upon the parties unless it is in writing and executed by the parties.

8. Severability and Limitation. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

9. Entire Agreement. The Recapitalization Agreement and this Agreement constitute the entire agreement between the parties hereto with respect to the matters described herein and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

10. Assignment and Enurement. This Agreement and any rights herein or hereto shall not be assigned or otherwise transferred by any party without the consent of the other party. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. Further Actions. Each of the parties upon the request of the other party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further documents acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties irrevocably hereby attorn to the jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

13. Counterparts and Delivery. This Agreement may be executed and delivered in two or more counterparts and by email or other electronic means. Each such counterpart and email copy or other electronic copy shall be deemed an original and together shall form one and the same instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution.

14. Time of the Essence. Time is of the essence of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF each Obligor and each Sprott Lender Party has duly executed this Agreement as of the date first written above.

BORROWER:

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

guarantor:

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

[Signature Page to US$6 Million Debt Settlement Agreement]

IN WITNESS WHEREOF each Obligor and each Sprott Lender Party has duly executed this Agreement as of the date first written above.

LENDER:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

LENDER:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

AGENT:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

[Signature Page to US$6 Million Debt Settlement Agreement]

Schedule “A”

Sprott Tranche I Shares

Issuance	Registered Holder	Number of Common Stock
1	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	25,642,758
2	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	2,118,361
3	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	558,923
4	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	30,125,407
5	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	602,170